Attestation of Electronic Signature Pursuant to Rule 302 under Regulation S-T

5 February 2026

The undersigned, **Andrea Schriber**, does hereby attest and agree that:

(i) when using electronic signatures for purposes of Rule 302(b)(1) of Regulation S-T in connection with any electronic submission of a document with the U.S. Securities and Exchange Commission (the "Commission"), the use of such electronic signature shall constitute the legal equivalent of the undersigned's manual signature for purposes of authenticating the undersigned's electronic signature to any filing with the Commission for which it is provided;

(ii) the undersigned's authorization under this attestation shall remain legally valid until the earlier of:

(a) the date the undersigned ceases to be a duly elected or appointed officer or director of **Deutsche Bank AG** (the "Company"), except with respect to filings pursuant to Section 16 under the Securities Exchange Act of 1934, as amended, and

(b) the undersigned's express revocation provided to the Company in writing;

(iii) the undersigned and the Company shall retain this attestation for as long as the undersigned may use an electronic signature to satisfy the requirements under Rule 302 of Regulation S-T and for a minimum of seven years after the date of the most recent electronically signed authentication document; and

(iv) the undersigned and the Company shall furnish a copy of this attestation (which may be retained and stored via electronic means) to the Commission upon its request.

For the purposes of this attestation, the terms:

1. "**electronic signature**" means an electronic sound, symbol, or process (including, without limitation, ".pdf," ".tif," ".jpg" or other format), attached to, or logically associated with (including, without limitation, DocuSign and AdobeSign), a record (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) and executed or adopted by a person with the intent to sign the record; and

2. "**signature**," when used in connection with an electronic filing, means a computer representation of any symbol or series of symbols comprising a name executed, adopted, or authorized as a signature.

IN WITNESS WHEREOF, the undersigned has manually executed this attestation as of the date first written above.

Name: Andrea Schriber
Title: Applicant
Email: andrea.schriber@db.com

No. F 71 of the Registry of Deeds for the year 2026

I hereby certify the above signature, executed in front of me today at the offices of Deutsche Bank Aktiengesellschaft, Taunusanlage 12, 60325 Frankfurt am Main, Germany, of

> Ms. Andrea Schriber,
> [redacted]
> with business address at Taunusanlage 12,
> 60325 Frankfurt am Main, Germany,
> personally known to me.

Frankfurt am Main, 5 February 2026

DR. FREDERICK HÄUSER NOTAR IN FRANKFURT AM MAIN

Dr. Frederick Häuser
Notary